Exhibit 10.20

EVERQUOTE, INC.

RESTRICTED STOCK UNIT AGREEMENT – SECTION 16 OFFICER

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between EverQuote, Inc., a Delaware corporation (the “Company”), and the Participant pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”). The terms and conditions attached hereto are also a part hereof.

Notice of Grant

I. Agreement Date

Agreement Date:

II. Participant Information

Participant:
Participant Address:

III. Grant Information

Grant Date:
Number of Restricted Stock Units:

IV. Vesting Table:

Except as described in this Agreement, all vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

By accepting and agreeing to this Notice of Grant (whether electronically through the Company’s online acceptance process or otherwise), the Participant hereby acknowledges that the Participant has read this Notice of Grant and the terms and conditions attached hereto, has received and read the Plan, and understands and agrees to comply with the terms and conditions of this Agreement and the Plan.

EverQuote, Inc. Participant

___________________________ ______________________________

Name: Name:

Title:

ACTIVE/204527913.2

EVERQUOTE, INC.

Restricted Stock Unit Agreement

Incorporated Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Plan, an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of Class A Common Stock, $0.001 par value per share, of the Company (the “Class A Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.	Vesting.
(a)
The RSUs shall vest in accordance with the Vesting Table set forth in the Notice of Grant (the “Vesting Table”). Any fractional shares resulting from the application of the percentages in the Vesting Table shall be rounded down to the nearest whole number of RSUs.

(b)
Upon the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Class A Common Stock, subject to the payment of any taxes pursuant to Section 7. The Class A Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date. Notwithstanding anything herein to the contrary, in the sole discretion of the Board, the Company may, with respect to any applicable vesting date of the RSU, deliver to the Participant cash having a fair market value equal to the number of shares of Class A Common Stock underlying the portion of the RSU that vested on such date, payable within 30 days of the vesting date, less applicable taxes.

(c)
If, at the time of such cessation of service, the Participant is an “Eligible Executive” under the Company’s Amended and Restated Executive Severance Plan (as may be amended and restated from time to time, the “Severance Plan”), the RSUs subject to this Agreement, together with any other RSUs held by the Participant that are subject solely to time-based vesting (including, for the avoidance of doubt, any RSUs that previously satisfied any performance conditions and remain subject solely to time-based vesting conditions) shall be eligible to accelerate and vest in accordance with the terms of the Severance Plan.

3.	Forfeiture of Unvested RSUs Upon Cessation of Service.

Unless otherwise set forth herein, in the event that the Participant ceases to be an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Class A Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

4.	Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Class A Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.	Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Class A Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Class A Common Stock to the Participant following the vesting of the RSUs.

6.	Provisions of the Plan.

This Agreement is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Agreement.

7.	Tax Matters.
(a)
Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”), is available with respect to RSUs.

(b)
Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. In order to satisfy such withholding right, the Company shall retain from the number of shares of Class A Common Stock otherwise issuable to the Participant on the applicable vesting date or event a number of shares of Class A Common Stock having a fair market value equal to the amount of the maximum applicable statutory withholding tax required to be paid to the Company by the Participant in connection with such vesting date or event. The Company shall not deliver any shares of Class A Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.	Miscellaneous.
(a)
No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any affiliate of the Company.

(b)
Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”), and this Agreement shall be interpreted consistent with that intent. The delivery of shares of Class A Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(c)
Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

(d)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

(e)
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company, or any third party designated by the Company.